Exhibit 99.1

Inspirato Announces Plan to Streamline Operations

DENVER, January 18, 2023 (GLOBE NEWSWIRE) -- Inspirato Incorporated (“Inspirato” or the “Company”) (NASDAQ: ISPO), the innovative luxury travel subscription brand, today announced a plan to streamline operations. The plan includes a workforce reduction, effective immediately, that impacts approximately 12% of the Company’s current staff. Moving forward, Inspirato’s headcount consists of more than 800 dedicated hospitality professionals, an increase of over 300 employees compared to December 2020.

“We took this step to help reduce costs as we manage Inspirato responsibly in the face of ongoing macroeconomic uncertainty,” said Brent Handler, Inspirato’s Co-Founder and Chief Executive Officer. “While we regret saying goodbye to this talented group of colleagues, we believe that the long-term opportunity for Inspirato remains strong. We believe this reduction will help us achieve our goal of Adjusted EBITDA breakeven in 2023 while continuing to deliver the service and certainty that our Inspirato subscribers expect whenever they travel with us.”

The Company will provide further details when it reports financial results for the fourth quarter and full year 2022 later this year.

About Inspirato

Inspirato (NASDAQ: ISPO) is a luxury travel subscription company that provides access to a managed and controlled portfolio of hand-selected vacation options, delivered through an innovative model designed to ensure the service and certainty that affluent customers demand. The Inspirato portfolio includes branded, controlled luxury vacation homes available exclusively to subscribers and guests, accommodations at five-star hotel and resort partners, and custom travel experiences. For more information, visit www.inspirato.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning the federal securities laws. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “forecast,” “plan,” “intend,” “target,” or the negative of these words or other similar expressions that concern our expectations, strategy, priorities, plans, or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding our expectations relating to future operating results and financial position including the anticipated cost reduction from the reduction in force; guidance and growth prospects; quotations of management; and our expectations regarding the luxury travel market. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties, including changes in our plans or assumptions, that could cause actual results to differ materially from those projected. These risks include our inability to forecast our business due to our limited experience with our pricing models; the risk of downturns in the travel and hospitality industry, including potential inability to reduce costs to achieve the anticipated benefits of the reduction in force;  residual effects of the COVID-19 pandemic; our ability to compete effectively in an increasingly competitive market; our ability to sustain and manage our growth; and current market, political, economic and business conditions and other risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q that will be filed with the SEC on December 19, 2022 and subsequent filings with the SEC.

Past performance is not necessarily indicative of future results. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect our expectations, plans, or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date of this press release.

Contacts

Investor Relations:
ir@inspirato.com

Media Relations:
communications@inspirato.com